Exhibit 99.2

Information Management Solutions, L.L.C.

Financial Report

September 30, 2020

C O N T E N T S

Independent Auditor’s Report

To the Members of

Information Management Solutions, L.L.C.

San Antonio, Texas

Report on the Financial Statements

We have audited the accompanying financial statements of Information Management Solutions, L.L.C., which comprise the balance sheets as of September 30, 2020 and December 31, 2019, and the related statements of income, changes in members’ equity, and cash flows for the period from January 1, 2020 through September 30, 2020 and for year ended December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Management Solutions, L.L.C. as of September 30, 2020 and December 31, 2019, and the results of their operations, and their cash flows for the period from January 1, 2020 through September 30, 2020 and for the year ended December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Weaver and Tidwell, L.L.P.

9311 San Pedro Avenue, Suite 1400 | San Antonio, Texas 78216

Main: 210.737.1042

CPAs AND ADVISORS | WEAVER.COM

The Members of

Information Management Solutions, L.L.C.

Other Matter

As noted in Note 1 to the financial statements, in 2020, the entity adopted new accounting guidance Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), as amended by subsequent ASUs. Our opinion is not modified with respect to this matter.

WEAVER AND TIDWELL, L.L.P.

San Antonio, Texas

November 18, 2020

Information Management Solutions, L.L.C

Balance Sheets

September 30, 2020 and December 31, 2019

	September 30,
	2020	2019
CURRENT ASSETS
Cash and cash equivalents	$3,925,979	$3,197,362
Accounts receivable	1,212,465	1,219,974

Total current assets	5,138,444	4,417,336

OTHER ASSETS
Property and equipment, net	1,034,972	1,367,127
Right of use - operating leases	366,811	-

Total other assets	1,401,783	1,367,127

TOTAL ASSETS	$6,540,227	$5,784,463

CURRENT LIABILITIES
Accounts payable	194,284	112,206
Accrued liabilities	65,366	175,090
Current maturities of long-term debt	360,072	170,139
Current portion of lease liabilities - operating leases	124,281	-
Current portion of lease liabilities - finance lease	138,079	135,821
Customer deposits	1,701,769	1,418,592

Total current liabilities	2,583,851	2,011,848

LONG-TERM LIABILITIES
Note payable ̶ related party	205,634	199,316
Long-term debt ̶ less current maturities	590,087	595,534
Lease liabilities - operating leases, less current portion	247,213	-
Lease liabilities - finance lease, less current portion	336,760	441,478

Total long-term liabilities	1,379,694	1,236,328

Total liabilities	3,963,545	3,248,176

MEMBERS' EQUITY	2,576,682	2,536,287

TOTAL LIABILITIES AND MEMBERS' EQUITY	$6,540,227	$5,784,463

The Notes to Financial Statements
are an integral part of these statements.

Information Management Solutions, L.L.C

Statements of Income and Changes in Members’ Equity

Period from January 1, 2020 through September 30, 2020 and

Year Ended December 31, 2019

	Nine Months Ended September 30, 2020	2019
SALES, net	$3,668,893	$4,818,012

COST OF GOODS SOLD	2,003,380	2,667,354

Gross profit	1,665,513	2,150,658

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,566,697	1,904,345

Operating income	98,816	246,313

OTHER INCOME (EXPENSE)
Interest expense	(52,283)	(80,962)

NET INCOME	46,533	165,351

MEMBERS' EQUITY, beginning of year	2,536,287	2,370,936

Change in accounting principle - adoption of ASC 842 - Leases	(6,138)	-

MEMBERS' EQUITY, ending	$2,576,682	$2,536,287

The Notes to Financial Statements
are an integral part of these statements.

Information Management Solutions, L.L.C

Statements of Cash Flows

Period from January 1, 2020 through September 30, 2020 and

Year Ended December 31, 2019

	Nine Months Ended September 30, 2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,533	$165,351
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	340,584	474,242
Lease amortization	4,683	-
Other loss	(6,138)	-
Gain on disposal of assets	-	1,535
Accrued rent, not yet paid, related party	12,362	12,362
Accrued interest, not yet paid, note payable related party	6,318	8,100
Changes in operating assets and liabilities
Receivables	7,509	(197,437)
Accounts payable	82,078	(44,230)
Accrued liabilities	(122,086)	57,159
Customer deposits	283,177	187,033
Net cash provided by operating activities	655,020	664,115

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,429)	(69,475)
Net cash used in investing activities	(8,429)	(69,475)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	310,800	-
Payments on long-term debt	(126,314)	(171,887)
Payments on finance lease obligations	(102,460)	(129,475)
Net cash provided by (used in) financing activities	82,026	(301,362)
Net change in cash	728,617	293,278
CASH, beginning of period	3,197,362	2,904,084
CASH, end of period	$3,925,979	$3,197,362
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$52,283	$71,492
Taxes paid	$25,041	$25,035

The Notes to Financial Statements
are an integral part of these statements.

Information Management Solutions, L.L.C.
Notes to Financial Statements

Note 1.     Summary of Significant Accounting Policies

Nature of Operations

Information Management Solutions, L.L.C. (the Company) organized on December 11, 1995 in the state of Texas. The Company provides printing and mailing services to both commercial and governmental customers.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard provides Company with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. On June 3, the FASB issued ASU 2020-05 which delays required implementation until annual reporting periods beginning after December 15, 2019 and interim reporting periods with annual reporting periods beginning after December 15, 2020. Early adoption is permitted. The guidance permits Company to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment. The Company is currently evaluating the effect that adopting this standard will have on their financial statements and related disclosures.

In June 2020, The FASB issues ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606 and Leases (Topic 842): Effective Dates for Certain Entities. This ASU permits private companies that have not yet applied the revenue standard to do so for annual periods beginning after December 15, 2019, and interim reporting periods within annual periods beginning after December 31, 2020. Under the ASU, private companies may apply the new leases standard for fiscal periods after December 31, 2021, and to interim periods within fiscal years beginning after December 31, 2022. The Company has elected to adopt this ASU for all periods presented as it relates to ASU 606 and had no impact on the financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which is intended to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Effective June 3, 2020, the FASB issued ASU 2020-05 which delays required implementation of the standard until fiscal years beginning after December 15, 2021. Early adoption is permitted.

The Company adopted this ASU effective January 1, 2020 using a modified retrospective transition method. Under this approach, the comparative balance sheet was not adjusted but a cumulative effect adjustment to retained earnings was recorded on January 1, 2020. The Company has elected the package of practical expedients permitted under the transition guidance, which, among other things, allows the Company to carry forward the historical accounting relating to lease identification and classification for existing leases upon adoption. The Company has also elected the practical expedient to not separate lease and non-lease components for the majority of its classes of assets. For leases in which the lease and non-lease components have been combined, the lease expense includes expenses such as common area maintenance. The Company has made an accounting policy election not to recognize leases with an initial term of 12 months or less on the balance sheet.

Information Management Solutions, L.L.C.
Notes to Financial Statements

The adoption of the new lease accounting standard resulted in the recognition of an operating lease liability of $371,494 and an operating right-of-use asset of $366,811, with an immaterial impact on the income statement compared to the previous lease accounting model. The cumulative effect of the adoption to retained earnings was $6,138. See Note 8 for additional disclosures required by this ASU.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when mail has been printed and delivered to USPS and the Company has no significant remaining obligations, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collection is probable. Deductions from sales or discounts are recorded as reductions of revenues and are provided for at the time of initial sale of product.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are amounts due from customers for services performed in the ordinary course of business. If collection is expected in one year or less, they are presented as current assets. If not, they are presented as non-current assets.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company determined that no allowance was necessary for at September 30, 2020 and December 31, 2019, respectively.

Property, Plant and Equipment

Property and equipment are carried at cost and depreciated over their useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the underlying assets. Estimated useful lives for property and equipment range from 5 – 7 years and computer software from 3 – 5 years. Assets acquired by capital leases are carried at their present values of their acquisition dates. Major additional improvements are capitalized, while maintenance and repairs that do not extend the useful life of the respective asset are charged to expense as incurred. Gains and losses on disposed assets are reflected in current operations.

Information Management Solutions, L.L.C.
Notes to Financial Statements

Long-Lived Assets

The Company review the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows, and are less than the carrying value. An impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. The Company has not experienced an impairment loss on its long-lived assets.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements.

The Company follows the accounting guidance related to uncertain tax positions. Using that guidance, tax provisions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

As of September 30, 2020, management believes the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company’s tax year 2018 remains subject to examination.

The Company is subject to the state of Texas gross margin tax, this expense totaled $22,274 and $21,502 for the period from January 1, 2020 through September 30, 2020 and for the year ended December 31, 2019, respectively and is included in operations.

Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions, which, at times, may exceed the amount of insurance provided on such deposits. Collateral is not required for credit extended to the Company’s customers in the form of accounts receivable.

The Company is subject to risk related to significant volumes transacted with particular customers.

Revenues related to customers comprising 10% or more of the Company’s total revenues for the period ended September 30, 2020 is as follows:

Customer	Sales	Concentration
Customer A	$664,203	18%
Total revenue	$3,668,893

Information Management Solutions, L.L.C.
Notes to Financial Statements

Revenues related to customers comprising 10% or more of the Company’s total revenues for the year ended December 31, 2019 is as follows:

Customer	Sales	Concentration
Customer A	$3,803,811	79%
Total revenue	$4,818,012

Receivables related to customers comprising 10% or more of the Company’s total receivables for the period ended September 30, 2020 is as follows:

Customer	Receivables	Concentration
Customer A	$372,299	31%
Total receivables	$1,212,465

Receivables related to customers comprising 10% or more of the Company’s total receivables for the year ended December 31, 2019 is as follows:

Customer	Receivables	Concentration
Customer A	$250,000	20%
Total receivables	$1,219,974

Payables relating to vendors comprising 10% or more of the Company’s total payables for the period ended September 30, 2020 is as follows:

Vendor	Payables	Concentration
Vendor A	$89,234	46%
Vendor B	21,289	11%
Vendor C	20,000	10%
Total payables	$194,284

Payables relating to vendors comprising 10% or more of the Company’s total payables for the year ended December 31, 2019 is as follows:

Vendor	Payables	Concentration
Vendor A	$22,403	20%
Vendor B	20,910	19%
Vendor C	18,026	16%
Total payables	$112,206

Information Management Solutions, L.L.C.
Notes to Financial Statements

Advertising

Advertising costs are expensed when incurred and totaled $19,097 and $31,945 for the period from January 1, 2020 through September 30, 2020 and for the year ended December 31, 2019, respectively.

Shipping and Handling Costs

The Company’ shipping and handling costs are included in cost of sales for all periods presented.

Sales Taxes

The State of Texas imposes a sales tax on all the Company’s sales to nonexempt customers for products sold. The Company collects all sales tax from the customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected and remitted to the State from sales and cost of sales.

Subsequent Events

The Company have evaluated subsequent events through November 18, 2020, which is the date the financial statements were available to be issued. During this period, there were no material subsequent events that required recognition or additional disclosure in these financial statements, except as follows:

COVID-19

The extent of the operational and financial impact the COVID-19 pandemic may have on the Company has yet to be determined and is dependent on its duration and spread, any related operational restrictions and the overall economy. At current, revenues have continued to be consistent with prior year and a strong current ratio. The Company has taken the following measures:

●	Encouraging sick employees to stay home

●	Emphasizing respiratory etiquette, hand hygiene and frequent cleanings

●	Requiring employees to self-quarantine if symptomatic, or upon possible exposure or unsafe travel or social gatherings

Note 2.     Description of Members’ Interest

The Company was formed on December 11, 1995, as a Limited Liability Company under State of Texas statutes. Under the terms of the LLC Operating Agreement, the term of the Company runs in perpetuity.

At September 30, 2020, a total of 100 units of membership were held by the two members of the Company. Under the terms of the LLC Operating Agreement, allocations of profits, losses, capital gains, and distributions are in the following priorities:

●	Profits: Profits are allocated in accordance with respective unit ownership percentages.

●	Losses: Losses are allocated in accordance with respective unit ownership percentages.

●	Gain from Capital Event: Any gain from a capital event (as defined) is allocated in accordance with respective unit ownership percentages.

●	Distributions of Cash: Cash distributions are allocated in accordance with the requirements of the allocation of profits.

Information Management Solutions, L.L.C.
Notes to Financial Statements

Note 3.     Accounts Receivable

Accounts receivable consist of the following for:

	2020	2019
Trade	$435,400	$434,086
Postage	777,065	785,288
Other	-	600
	$1,212,465	$1,219,974

Note 4.     Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	2020	2019
Equipment	$2,920,718	$2,920,718
Leasehold improvements	391,392	391,392
Computer software	91,002	82,573
	3,403,112	3,394,683
Less accumulated depreciation and amortization	2,368,140	2,027,556
Net property, plant, and equipment	$1,034,972	$1,367,127

Depreciation expense totaled $340,584 and $474,242 for the period from January 1, 2020 through September 30, 2020 and for the year ended December 31, 2019, respectively.

Note 5.     Line of Credit

During 2016, the Company obtained a $250,000 line of credit available with a bank. The line of credit was set to expire on December 7, 2017 and is secured by all assets of the Company. The agreement has continually been amended to extend the maturity since inception. The latest amendment on December 26, 2019 extends the maturity date until December 7, 2020. The agreement bears interest at Wall Street Journal Prime, floating with a floor of 4.75%. There are no financial covenants tied to this agreement. At September 30, 2020 and December 31, 2019, $0 was outstanding on the line of credit, respectively.

Note 6.     Note Payable – Related Party

During 2017, the Company signed a note payable agreement with a member for $208,248, which bears interest at 4%. On January 15, 2018, a principal payment of $23,000 was made and a new agreement was signed on January 15, 2018 for $185,248 bearing interest at 4%. The note has no installments due. The principal balance at September 30, 2020 and December 31, 2019 totaled $185,248, respectively. Accrued interest for this note totaled $20,386 and $14,068 at September 30, 2020 and December 31, 2019, respectively.

Information Management Solutions, L.L.C.
Notes to Financial Statements

Note 7. Long-term Debt

During 2016, the Company entered into a note payable with a financial institution for $1,201,500 maturing February 6, 2024 which bears interest at 4.5% annually. The note is secured by printer equipment as collateral. No financial covenants are noted.

On May 21, 2020, the Company was granted a loan from Broadway National bank, in the amount of $310,800, pursuant to the Paycheck Protection Program (PPP) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The loan dated May 21, 2020 matures on May 21, 2022 and bears interest at a rate of 1.0% per annum, payable monthly commencing on December 21, 2020. The loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Per the agreement, funds from the loan may only be used for payroll costs, costs used to continued group health care benefits, rent, and utilities. The Company intends to utilize the entire amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

Notes payable consists of the following:

	Monthly	Interest	Payable
Collateral	Installment	Rate	Through	2020	2019
Equipment [a]	$16,734	4.50%	2024	$639,359	$765,673
PPP Loan	17,267	1%	2022	310,800	-
				950,159	765,673
Less current maturities				360,072	170,139
				$590,087	$595,534

a Guaranteed by a member

Aggregate maturities required on long-term debt at December 31, 2019 are as follows:

Year Ending December 31,
2020	$360,072
2021	298,822
2022	186,130
2023	105,135
2024	-
$950,159

Information Management Solutions, L.L.C.
Notes to Financial Statements

Note 8.     Leases

On January 1, 2020, the Company adopted ASC Topic 842, Leases. The standard requires lessees to recognize a right-of-use ("ROU") asset and lease liability for all leases. Some of the Company’s leases contain both lease and non-lease components, which the Company has elected to treat as a single lease component. The Company has also elected not to recognize leases that have an original lease term, including reasonably certain renewal or purchase options, of twelve months or less on the balance sheets for all classes of underlying assets. Lease costs for short-term leases are recognized on a straight-line basis over the lease term. The Company elected the package of transition practical expedients for existing contracts, which allowed the Company to carry forward its historical assessments of whether contracts are, or contain, leases, lease classification and determination of initial direct costs.

The Company leases property and equipment under finance and operating leases. The Company has finance and operating leases for printers, warehouses, and corporate office space. Certain leases for printers or real estate contain options to purchase, extend, or terminate the lease. Determining the lease term and amount of lease payments to include in the calculation of the ROU asset and lease liability for leases containing options requires the use of judgment to determine whether the exercise of an option is reasonably certain, and if the optional period and payments should be included in the calculation of the associated ROU asset and liability. In making this determination, the Company considers all relevant economic factors that would compel it to exercise or not exercise an option.

When available, the Company uses the rate implicit in the lease to discount lease payments; however, the rate implicit in the lease is not readily determinable for some of the Company’s leases. For these leases, the Company uses an estimate of its incremental borrowing rate to discount lease payments based on information available at lease commencement. The incremental borrowing rate is derived using multiple inputs including the Company’s credit rating, the impact of full collateralization, and lease term. The remaining lease terms vary from 1 to 3 years.

From time to time, the Company enters into leases with the intention of purchasing the property, either through purchase options with a fixed price or a purchase agreement negotiated contemporaneously with the lease agreement. The Company classifies these leases as finance leases and include the purchase date and purchase price in the lease term and lease payments, respectively, when the option to exercise is reasonable certain.

The components of lease expense for the nine months ended September 30, 2020 are as follows:

Operating lease costs	$139,324
Finance lease costs
Amortization of assets	106,938
Interest on lease liabilities	26,662
Total finance lease costs	133,600
Total lease costs	$272,924

Information Management Solutions, L.L.C.
Notes to Financial Statements

Supplemental information related to leases and location within the balance sheets are as follows:

Operating leases
Operating lease right-of-use assets	$366,811
Current maturities of operating leases	124,281
Non-current operating leases	247,213
Total operating lease liabilities	$371,494

Finance leases
Equipment	$712,270
Accumulated amortization	(250,563)
Property, plant and equipment, net	$461,707
Current maturities of finance leases	$138,079
Non-current finance leases	336,760
Total finance lease liabilities	$474,839

Weighted average remaining lease term (in years)
Operating leases	3.0
Finance leases	3.3

Weighted average discount rate
Operating leases	4.5%
Finance leases	5.0%

Information Management Solutions, L.L.C.
Notes to Financial Statements

Maturities of lease liabilities as of the nine months ended September 30, 2020 are as follows:

Year Ending December 31,	Finance Lease	Operating Leases
2020	$39,840	$34,614
2021	159,361	137,986
2022	159,361	127,434
2023	159,361	97,356
Future minimum lease payments	517,923	397,390
Less amount of net minimum lease payments attributable to interest	43,084	25,896
Total lease obligations	474,839	371,494
Less current portion of lease obligations	138,079	124,281
Long-term portion of lease obligations	$336,760	$247,213

Note 9.     Related Party Transactions

During 2015, the Company entered into an agreement to rent warehouse space from an entity owned by one of the members. Amounts accrued under this agreement were $0 and $30,916, at September 30, 2020 and December 31, 2019, respectively. Outstanding balance was paid in September 2020.